                                                                 EXHIBIT 10.1

                          RESTATED SEVERANCE AGREEMENT


This Severance Agreement (the "Agreement") is between HarCor Energy, Inc. ("the Company") and __________________________ (the "Employee").

WHEREAS, pursuant to the authority granted by the Board of Directors in a resolution dated March 17, 1997, the Company and the said Employee entered into a Severance Agreement dated April 9, 1997, and it is the intention of the parties hereto that this Agreement will restate and extend the said Severance Agreement, and

WHEREAS, the Company is considering business transactions that could result in the sale, a change of control and/or ownership of the Company; and

WHEREAS, the Company recognizes that the sale, a change of control and/or ownership could result in the loss of the Employee's job; and

WHEREAS, the Company recognizes that the continued employment of the Employee is critical to the maximization of shareholders' value in any contemplated sale or change of control transaction; and

WHEREAS, the Company wishes to continue the employment of the Employee with the Company until any contemplated sale, change of control or ownership is effected.

Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, these parties agree to the following:


I.       EMPLOYEE OBLIGATIONS

         The Employee agrees to the following:

         A. To remain employed by the Company in the Employee's current position or any position assigned by the Company from April 9, 1997, until (a) December 31, 1998, or until (b) the Effective Date (as defined herein), whichever date first occurs.

         B. To devote all of the Employee's working time to the Company and to give the Employee's best effort to the business affairs of the Company, and to the performance of the duties of the Employee's assigned position, and as may be further required, from April 9, 1997, until (a) December 31, 1998, or until (b) the Effective Date, whichever date first occurs.


II.      COMPANY OBLIGATIONS

         The Company agrees to the following:

         A. To pay a special one-time lump sum severance payment to the Employee at Houston, Texas, within ten (10) days after the Effective Date, equal to 1.5 times Total Cash Compensation (as defined herein) paid to the Employee for the tax year 1996, provided that:

                  1.        All Employee Obligations are met; and